UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

The Knot, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28271	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Broadway, 6th Floor, New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 219-8555

_____________________ (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

In connection with recent publicity regarding the auction rate securities markets, The Knot, Inc. reports that it has short-term investments totaling $59.0 million in these securities as of February 22, 2008. All of these investments are AAA/Aaa rated securities collateralized by student loans, with approximately 92% of such collateral in the aggregate being guaranteed by the U.S. government under the Federal Family Education Loan Program.

Since February 14, 2008, several auctions have failed totaling $30.35 million related to our auction rate securities. An auction fails when there is insufficient demand. However, this does not represent a default by the issuer of the auction rate security. Upon an auction failure, the interest rates do not reset at a market rate but instead reset based on a formula contained in the security, which rate is generally higher than the current market rate. The reset interest rates on the securities in our portfolio range from a short-term debt index plus 150 to 250 basis points, to as high as 14%. Each failed auction will be assessed individually but based on the related information at hand, The Knot has no reason to believe that any of the underlying issuers of its auction rate securities are presently at risk or that these securities are otherwise impaired. If the issuers are unable to successfully close future auctions and their credit ratings deteriorate, we may be required to record an impairment charge on these investments in the future. It may also take until the final maturity of the underlying notes (up to approximately 30 years) to realize our investments’ recorded value. The Knot reported $105.8 million of total cash, cash equivalents and short-term investments as of December 31, 2007 in its press release dated February 13, 2008 announcing its unaudited financial results as of and for the quarter and year ended December 31, 2007. Based on our expected operating cash flows and our other sources of cash, cash equivalents and short-term investments, we do not anticipate that any potential lack of liquidity in our investment in auction rate securities will affect our ability to execute our current business plan.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains projections or other forward-looking statements regarding future events or the future financial performance of The Knot that involve risks and uncertainties. These statements are only predictions and reflect the current beliefs and expectations of The Knot. Actual events or results may differ materially from those contained in the projections or forward-looking statements. As discussed in The Knot’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, its Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) and its other filings with the Securities and Exchange Commission (the “SEC”), The Knot’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from The Knot’s current expectations, in addition to those identified in The Knot’s 2006 Form 10-K and its other filings with the SEC, include, among others, risks related to the value and liquidity of The Knot’s short-term investments, including its investments in auction rate securities. The Knot undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KNOT, INC. (Registrant)

Date: February 22, 2008	By:	/s/ RICHARD E. SZEFC
Richard E. Szefc
Chief Financial Officer